SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 19, 2007

GLOBECOMM SYSTEMS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839 (COMMISSION FILE NUMBER)	11-3225567 (I.R.S. EMPLOYER IDENTIFICATION NO.)

45 Oser Avenue Hauppauge, New York (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	11788 (ZIP CODE)

(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 19, 2007, Globecomm Systems Inc. (the “Registrant”) announced that, in connection with the offering of 3,000,000 shares of common stock, $0.001 par value per share, of the Registrant (the “Common Stock”) consummated on August 22, 2007 and pursuant to the terms of the Underwriting Agreement, dated August 16, 2007, by and among the Registrant and the underwriters named therein, such underwriters have exercised their over-allotment option to purchase 450,000 shares of common stock at a price of $10.63 per share. The Company received net proceeds of approximately $4.8 million after deducting underwriting discounts and commissions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 19, 2007, announcing the exercise by the underwriters of an over-allotment option to purchase 450,000 shares of common stock at $10.63 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globecomm Systems Inc.
(Registrant)
By:	/s/ Andrew C. Melfi
Name:	Andrew C. Melfi
Title:	Vice President, Chief Financial Officer and
Treasurer (Principal Financial and Accounting Officer)

Dated: September 19, 2007